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                                                                    EXHIBIT 99.1

NEWS RELEASE for August 4, 2004 at 7:00 PM EDT
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            Contact: Jack Davis (investor relations) 501-376-0044
                     Len Hall (media) 949-474-4300 len@allencaron.com Allen & Caron Inc.

            KYZEN CORPORATION ANNOUNCES INTENTION TO DE-REGISTER ITS
           COMMON STOCK WITH THE SECURITIES AND EXCHANGE COMMISSION;
                EXPECTS TO TRADE ON PINK SHEETS; WARRANTS EXPIRE

NASHVILLE, TN-- August 4, 2004-- Kyzen Corporation (OTCBB: KYZN.OB), a specialty chemical company that is a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced that it intends to apply to the Securities and Exchange Commission ("SEC") for the deregistration of its common stock on or around August 12, 2004. The Company expects this deregistration application to become effective within 90 days of filing the application with the SEC.

As a result of this filing, the Company's obligation to file with the SEC certain reports, including Forms 10-KSB, 10-QSB and 8-K, will be suspended. The Company's shares will no longer be quoted or traded on the OTC Bulletin Board. The Company anticipates that its shares will continue to be traded over the counter on the Pink Sheets, which is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com/. The Company intends to provide market makers with the applicable information required under SEC Rule 15c2-11 to facilitate quotation on the Pink Sheets. The Company also intends to continue to hold annual meetings of shareholders and to make periodic financial and other information available to its shareholders. The Company believes that at least some of the brokerage firms that have historically facilitated an orderly market in the Company's common stock will continue to do so subject to the Company's commitment to provide current financial and other information; however, there can be no assurance that this will be the case.

The Company's Board of Directors determined, after careful consideration, that the benefits of de-registering outweigh the advantages associated with continuing to operate as a public reporting company. Several factors were considered by the Board of Directors in making this decision, including the following:

o The elimination of costs, both direct and indirect, associated with the preparation and the filing of the Company's periodic reports with the SEC;

o The avoidance of expected substantial increases in costs and personnel associated with being a public company in light of new regulations promulgated as a result of the Sarbanes-Oxley Act of 2002, particularly the requirements of Section 404 of the Act regarding documentation of internal controls and sufficient testing of those controls;

o The nature and extent of current trading in the Company's common stock, which is very limited; and

o The lack of analysts' coverage and relative illiquidity in the national markets for the Company's common stock.

According to Kyle J. Doyel, President and CEO of the Company, "Our Board of Directors, after much consideration, decided to take this action because we believe the advantages of




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continuing as a public company are substantially outweighed by the disadvantages. Due to our size and relatively small number of shareholders, we have not been able to take advantage of many of the benefits traditionally associated with being a reporting company. We believe the cost reductions achieved by suspending our public reporting obligations will make us more profitable and bring more value to our shareholders. This move is another step in our overall plan to deliver shareholder value, which will not only allow us to realize cost savings and avoid certain anticipated future costs, but will also provide us with more flexibility in operational and strategic matters."

The Company also announced a plan to repurchase up to $300,000 of its common stock. Under this stock repurchase plan, which was approved by the Company's Board of Directors, shares will be repurchased in the over-the-counter market and in private transactions at various periods between August 5, 2004 and December 31, 2005, depending on market conditions.

The Company also announced that the Company's warrants to purchase its common stock (OTCBB: KYZNW.OB) expired effective August 4, 2004. On May 5, 2004, the Company announced its intent to allow the warrants to expire because the increasing cost to comply with SEC requirements and related administrative costs now make these warrants a less attractive method of potentially raising capital.



The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Management has included in this press release certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following: whether the SEC makes effective the Company's application to de-register its common stock; business conditions and the general economy as they affect interest rates and manufacturing output; whether brokers will continue to make a market in the Company's common stock following the deregistration and whether shareholders will be able to realize full value for their shares once trading is limited to a market dependent on the participation of these brokers; market conditions may effect the Company's ability to effectively implement the stock repurchase plan; business conditions as they affect manufacturers of chemical raw materials; the Company's ability to control costs; whether the anticipated cost savings associated with the deregistration will be realized; whether management will be able to capitalize on the expected increased flexibility in operational and strategic matters in order to enhance shareholder value; the federal, state and local regulatory environment; changes in the Company's liquidity or capital resources; and changes in the financial condition, corporate strategy or technology of the Company's primary customers. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.